Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended September 30, 2012 and 2011, June 30, 2012 and 2011,

and the Nine-Month Periods Ended September 30, 2012 and 2011

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2012
Composite Materials	$164.3	$68.7	$66.9	$299.9
Engineered Products	69.8	21.9	—	91.7
Total	$234.1	$90.6	$66.9	$391.6
	60%	23%	17%	100%

Second Quarter 2012
Composite Materials	$172.4	$67.2	$77.1	$316.7
Engineered Products	61.1	20.9	0.5	82.5
Total	$233.5	$88.1	$77.6	$399.2
	59%	22%	19%	100%

Third Quarter 2011
Composite Materials	$138.4	$60.7	$63.3	$262.4
Engineered Products	69.0	20.2	0.2	89.4
Total	$207.4	$80.9	$63.5	$351.8
	59%	23%	18%	100%

Second Quarter 2011
Composite Materials	$150.9	$62.5	$63.4	$276.8
Engineered Products	56.9	19.2	0.8	76.9
Total	$207.8	$81.7	$64.2	$353.7
	59%	23%	18%	100%

Year to date September 30, 2012
Composite Materials	$516.2	$199.8	$216.8	$932.8
Engineered Products	193.7	63.8	0.6	258.1
Total	$709.9	$263.6	$217.4	$1,190.9
	60%	22%	18%	100%

Year to date September 30, 2011
Composite Materials	$432.5	$183.1	$179.9	$795.5
Engineered Products	180.3	59.2	2.1	241.6
Total	$612.8	$242.3	$182.0	$1,037.1
	59%	23%	18%	100%